Exhibit 10.1

FIRST AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Amendment to Amended and Restated Loan and Security Agreement is entered into as of June 27, 2006 (the “Amendment”), by and between COMERICA BANK (“Bank”) and MGAM SYSTEMS, INC., a Delaware corporation, and MEGABINGO, INC., a Delaware corporation (collectively, “Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of November 16, 2005 (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.    The following defined terms are hereby added to or amended in Exhibit A of the Agreement to read as follows:

“Credit Extension” means each Advance, Capital Expenditure Advance, Letter of Credit, Reducing Revolving Advance, Reducing Revolving Advance B or any other extension of credit by Bank to or for the benefit of Borrower hereunder.

“Eligible Capitalized Expenditures” means Capitalized Expenditures made by Borrower that are reflected in Capitalized Expenditure Reports as certified by a Responsible Officer, approved by Bank, including player stations manufactured by MGAM and transferred from Inventory to fixed assets. Unless otherwise agreed to by Bank, Eligible Capitalized Expenditures shall not include the following:

(a)    Capitalized Expenditures incurred or made more than 90 days before the date of the corresponding Reducing Revolving Advance B;

(b)    All soft costs associated with Capitalized Expenditures including, but not limited to, taxes, freight, warranties and installation costs; and

(c)    All Capitalized Expenditures for which Borrower has previously requested a Reducing Revolving Advance B.

“Eligible Initial Capitalized Expenditures” means Capitalized Expenditures made by Borrower that are reflected in Capitalized Expenditure Reports as certified by a Responsible Officer, approved by Bank, including player stations manufactured by MGAM and transferred from Inventory to fixed assets. Unless otherwise agreed to by Bank, Eligible Initial Capitalized Expenditures shall include only Capitalized Expenditures incurred or made between 91 to 180 days before the date of the corresponding Reducing Revolving Advance B, and shall not include the following:

(a)    All soft costs associated with such Capitalized Expenditures including, but not limited to, taxes, freight, warranties and installation costs; and

(b)    All Capitalized Expenditures for which Borrower has previously requested a Reducing Revolving Advance B.

“Eligible Initial Investments in Qualified Development Agreements” means Investments by Borrower made in connection with Qualified Development Agreements that are reflected in a Qualified Development Agreement Summary as certified by a Responsible Officer, approved by Bank. Unless otherwise agreed to by Bank, Eligible Initial Investments in Qualified Development Agreements shall include only Investments by Borrower made in connection with Qualified Development Agreements incurred or made between 91 to 180 days before the date of the corresponding Reducing Revolving Advance B, and shall not include any Investments by Borrower made in connection with Qualified Development Agreements for which Borrower has previously requested a Reducing Revolving Advance B.

“Eligible Investments in Qualified Development Agreements” means Investments by Borrower made in connection with Qualified Development Agreements that are reflected in a Qualified Development Agreement Summary as certified by a Responsible Officer, approved by Bank. Unless otherwise agreed to by Bank, Eligible Investments in Qualified Development Agreements shall not include the following:

(a)    Investments by Borrower incurred or made in connection with Qualified Development Agreements more than 90 days before the date of the corresponding Reducing Revolving Advance B; and

(b)    All Investments by Borrower made in connection with Qualified Development Agreements for which Borrower has previously requested a Reducing Revolving Advance B.

“Reducing Revolving Advance B” means a cash advance made under the Reducing Revolving Line B.

“Reducing Revolving Line B” means a Credit Extension of up to $9,500,000, reducing quarterly by an amount equal to one twelfth (1/12) of the Reducing Revolving Line B beginning on June 27, 2007, and thereafter on each September 6, December 6, March 6 and June 27, until the Reducing Revolving B Maturity Date.

“Reducing Revolving B Maturity Date” means June 27, 2010.

“Revolving Line” means Twenty Five Million Dollars ($25,000,000).

“Revolving Maturity Date” means June 27, 2008.

2.    Section 2.1(f) is added to the Agreement, as follows:

(f)    Reducing Revolving Reducing Revolving Advances B.

(i) Amount; Payments. Subject to and upon the terms and conditions of this Agreement, Borrower may request Reducing Revolving Advances B until the Reducing Revolving B Maturity Date in an aggregate amount not to exceed the lesser of (i) Reducing Revolving Line B or (ii) the Borrowing Base. At no time shall the aggregate outstanding amount of Reducing Revolving Advances B used for the acquisition of software exceed ten percent (10%) of the aggregate outstanding amount of Reducing Revolving Advances B. Amounts borrowed pursuant to this Section 2.1(f)(i) may be repaid and reborrowed at any time prior to the Reducing Revolving Maturity Date B, at which time all Reducing Revolving Advances B shall be due and payable. Borrower may prepay any Reducing Revolving Advances B without penalty or premium.

(ii) Form of Request. Whenever Borrower desires a Reducing Revolving Advance, Borrower shall deliver to Bank for its reasonable approval either (i) a Capital Expenditure Report or (ii) a copy of the Qualified Development Agreement and a Qualified

Development Agreement Summary. After such Capital Expenditure Report and/or Qualified Development Agreement summary is approved by Bank, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time three Business Days before the day on which the Reducing Revolving Advance B is to be made. Such notice shall be substantially in the form of Exhibit C. The notice shall be signed by a Responsible Officer or its designee and include the necessary capital expenditure report.

(iii) Interest. Interest shall accrue from the date of each Reducing Revolving Advance at the rate specified in Section 2.3(a) for Reducing Revolving Advances, and shall be payable in accordance with Section 2.3(c). Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to be applied to any Reducing Revolving Advances B, after payment of accrued but unpaid interest thereon, on a “first-in-first-out basis” so that the Reducing Revolving Advances B shall be repaid in the chronological order Borrower borrowed the Reducing Revolving Advances B.

(iv) Overadvance. If the aggregate amount of the outstanding Reducing Revolving Advances B exceeds the lesser of the Reducing Revolving Line B or the Borrowing Base at any time, Borrower shall within one (1) Business Day pay to Bank, in cash, the amount of such excess.

3.    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

4.    Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

5.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6.    As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) Affirmations of Guaranty;

(c) Corporation Resolutions and Incumbency Certification;

(d) Disbursement Instructions, Agreement to Provide Insurance, and Automatic Debit Authorization;

(e) a nonrefundable amendment fee equal to $97,500 plus an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(f) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

MGAM SYSTEMS, INC.

By:	/s/ Randy Cieslewicz

Title:	Secretary

MEGABINGO, INC.

By:	/s/ Randy Cieslewicz

Title:	Secretary

COMERICA BANK

By:	/s/ Chad Neely

Title:	Vice President

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